              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement No. 333-84543 on Form S-8 of Virginia Capital Bancshares, Inc. of our report dated January 18, 2000, relating to the consolidated balance sheet of Virginia Capital Bancshares, Inc. as of December 31, 1999, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders' equity, and cash flows for the year then ended, which report is incorporated by reference in the December 31, 1999 annual report on Form 10-K of Virginia Capital Bancshares, Inc.



                                         /s/ KPMG LLP
                                         ---------------------------------------
                                         KPMG LLP



Richmond, Virginia
March 28, 2000